EXHIBIT 99



CMBS NEW ISSUE: BACM 04-6 -PUBLICS- TERMSHEET


Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-6 $976.6M NEW ISSUE CMBS

Lead-Mgrs/Bks:       Banc of America Securities LLC
Co-Managers:         Bear Stearns & Co. Inc./Goldman Sachs & Co.
Rating Agencies:     S&P and Fitch

Publics:
      Expected  Approx.
      Rating    Size                        Prin
Class (F/S&P)   (Face)         C/S %  WAL   Win
A-1   AAA/AAA   $42,300,000    20.000 2.50  1-55
A-2   AAA/AAA   $195,270,000   20.000 4.79  55-61
A-3   AAA/AAA   $256,609,000   20.000 6.97  81-92
A-AB  AAA/AAA   $36,655,000    20.000 7.17  61-113
A-4   AAA/AAA   $250,433,000   20.000 9.68  113-119
A-J   AAA/AAA   $57,374,000    14.125 9.89  119-120
XP    AAA/AAA   $ TBD          N/A    N/A   N/A
B     AA/AA     19,532,000     12.125 9.97  120-120
C     AA-/AA-   9,766,000      11.125 9.97  120-120
D     A/A       18,311,000     9.250  9.97  120-120

Collateral:          80 Loans / 82 Properties
-Loan Seller:        Bank of America, N.A.
-Property Types:     Ret 43.4%, Off 30.2%, Multi 15.2%,
                     SS 3.2%, MH 2.7%, Indus 2.4%, Hotel 1.9%, Land 0.9%
-Geographic:         CA: 27.0% (No. CA: 9.3%, So. CA: 17.7%), TX: 17.1%, VA:
                     8.9%, OH: 8.3%, NH: 7.3%, FL: 5.3%, No Others >5%
-DSCR/LTV:           1.43x / 71.4%
-Top 10 Loans:       44.0% of the pool, DSCR: 1.47x, LTV: 70.1%

-Top 3 Trust Assets                           DSCR     LTV      % UPB
                    Post Oak Central          1.71x    63.73%   10.0%
                    Steeplegate Mall          1.62x    64.70%   7.0%
                    Simon - Upper Valley Mall 1.25x    79.84%   4.9%


Expected Timing
Termsheets (hard copy)   - Tuesday, 12/07
Reds (hard copy)         - Tuesday, 12/07
Launch / Price           - Week of  12/13
Settlement               - Tuesday, 12/22

Roadshow
Tuesday   12/7           -  NY Meetings
Wednesday 12/8           -  8:30am NY Breakfast and NY Meetings
Thursday  12/9           -  8:30am Boston Breakfast
Thursday  12/9           -  12pm Hartford Lunch
Friday    12/9           -  TBD

This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC and their affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer.
Information herein will be superseded by information in the final prospectus, copies of which may be obtained from Steve Hogue/Peter Cookson at Bank of America Securities LLC, 214 North Tryon Street, Charlotte, NC 28255.
Such securities may not be suitable for all investors.